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                                                                    EXHIBIT 23.5

                 CONSENT OF INDEPENDENT BDO INTERNATIONAL GMBH

Baumgartner + Partner Personalberatung GmbH
Sindelfingen, Germany


    We hereby consent to the inclusion in the Prospectus constituting a part of this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 of our report dated June 20, 2000, relating to the financial statements of Baumgartner & Partner Personalberatung GmbH, which is contained in that Prospectus.



    We also consent to the reference to our firm under the caption "Experts" in the Prospectus constituting a part of this Post-Effective Amendment No. 2 to the Registration Statement.


                                          /s/ BDO International GmbH
                                          --------------------------------------
                                          BDO International GmbH


Frankfurt am Main, Germany
December 13, 2000